EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-91535 and 333-66686 each on Form S-4; Registration Statement Nos. 333-59446, 33-59675 and 333-71069 each on Form S-3 and Registration Statement Nos. 2-98168, 33-36082, 33-35379, 33-49898, 33-57606, 33-54785, 33-62805, 333-8811, 333-32059, 333-32463, 333-50953, 333-56921, 333-58517, 333-61615, 333-65367, 333-69115, 333-70977, 333-81759, 333-30150, 333-61938, 333-73350, 333-92228, and 333-129407 each on Form S-8 of our report dated March 1, 2007, relating to the consolidated financial statements and financial statement schedule of PerkinElmer, Inc. as of and for each of the three years in the period ended December 31, 2006, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” and SFAS No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)”) and our report dated March 1, 2007, relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of PerkinElmer, Inc. for the year ended December 31, 2006.

/S/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

March 1, 2007